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                                                                    EXHIBIT 23.4




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 2 of the Registration Statement on Form S-3 and related Prospectus of Provident Financial Group, Inc. and PFGI Capital Corporation for the registration of Income PRIDES and to the incorporation by reference therein of our report dated January 16, 2002, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
June 6, 2002